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                                                                     EXHIBIT 3.2



                                     BY-LAWS

                                       OF

                          INSITUFORM TECHNOLOGIES, INC.
                       (as amended through March 14, 2003)


                               ARTICLE I - OFFICES

         The principal offices of the Corporation in the State of Delaware shall be located in the City of Dover, County of Kent. The Corporation may have such other offices, either within or without the State of incorporation as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS

         1.    ANNUAL MEETING.

         The annual meeting of the stockholders shall be held at such time and upon such date in each year as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

         2.    SPECIAL MEETINGS.

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by either the Chairman of the Board, the Chief Executive Officer or by the Board, and shall be called by the Chief Executive Officer at the request of the holders of not less than fifty percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

         3.    PLACE OF MEETING.

         The Board may designate any place, either within or outside the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         4.    NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of either the Chairman of the Board, the Chief Executive Officer, the

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Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon pre-paid.

         5.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         6.    VOTING LISTS.

         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

         7.    QUORUM.

         At any meeting of stockholders a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.







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         8.    PROXIES.

         At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         9.    VOTING.

         Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

         10.   ORDER OF BUSINESS.

         The order of business at all meetings of the stockholders, shall be as follows:

               1.  Roll call.

               2.  Proof of notice of meeting or waiver of notice.

               3.  Reading of minutes of preceding meeting.

               4.  Reports of Officer.

               5.  Reports of Committees.

               6.  Election of Directors.

               7.  Unfinished Business.

               8.  New Business.

         11.   BUSINESS AT MEETINGS.

No business shall be transacted at an annual meeting of stockholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by a stockholder who (x) is a stockholder of record on the record date for the determination of stockholders entitled to vote at such annual meeting and on the date of the giving of the notice provided for in this Section 11 and
(y) complies with the procedures set forth in this Section 11 and any other applicable requirements. No business shall be conducted at a special meeting of stockholders other than business that is specified in the Corporation's notice






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of meeting (or any supplement thereto). In addition, only persons who are nominated in accordance with the procedures set forth in this Section 11 (and any other applicable requirements) shall be eligible for election as directors of the Corporation. If business is not properly brought before any meeting of stockholders in accordance with the procedures set forth in this Section 11, or if a nomination at any meeting was not made in accordance with the requirements of this Section 11, the Chairman of the Board shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted, or the nomination was defective, and such defective nomination shall be disregarded.

         Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting: (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), subject to the requirements of these By-laws, or (ii) by any stockholder who (x) is a stockholder of record on the record date for the determination of stockholders entitled to vote at such annual meeting and on the date of the giving of the notice provided for in this
Section 11 and (y) has complied with the procedures set forth in this Section
11.

         For a stockholder to be entitled to properly bring business before an annual meeting of stockholders, a proper Stockholder's Notice (as defined below) must have been received by the Secretary of the Corporation at the principal executive offices of the Corporation, and for any nomination of a person or persons for election to the Board of Directors by a stockholder (a "Stockholder Nomination") to be made at any annual meeting of stockholders, written notice thereof meeting the requirements set forth below must have been received by the Secretary of the Corporation at the principal executive offices of the Corporation, in each case not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days compared to the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the ninetieth
(90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the annual meeting is first made.

         For a Stockholder Nomination to be made at any special meeting of stockholders as aforesaid, written notice thereof meeting the requirements set forth below must have been received by the Secretary of the Corporation at the principal executive offices of the Corporation, in each case not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public disclosure of the date of the special meeting is made.

         A Stockholder's Notice shall mean a written notice to the Secretary of the Corporation which sets forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the form of the proposal) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, indicating the name and address of any beneficial owner of such shares, (iv) a description of all arrangements or understandings between such stockholder (and any person acting on behalf of





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the stockholder) and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         Any notice of a Stockholder Nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as then in effect (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         For purposes of this Section 11, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                        ARTICLE III - BOARD OF DIRECTORS

         1.    GENERAL POWERS.

         The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-laws and the laws of this State.

         2.    NUMBER OF DIRECTORS, TENURE AND QUALIFICATIONS.

         The Board of Directors at the date of these By-laws shall consist of nine (9) directors; provided, such number of directors may be increased or decreased from time to time exclusively pursuant to a resolution adopted by a majority of all directors then serving.





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         3.    REGULAR MEETINGS.

         The Board may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

         4.    SPECIAL MEETINGS.

         Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any two directors. The person or persons authorized to call special meetings of the Board may fix the place either within or outside the State, for holding any special meeting of the Board called by such person or persons.

         5.    NOTICE.

         Notice of any special meeting shall be given at least 24 hours previously thereto by written notice delivered personally, or by telegram or telecopy or mailed to each director at such director's residence or business address (or as otherwise requested by a director). If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         6.    QUORUM.

         At any meeting of the Board a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         7.    MANNER OF ACTING.

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         8.    NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.

         Any vacancy on the Board of Directors and any newly-created directorship resulting from an increase in the number of directors may be filled by the Board in accordance with the Corporation's Certificate of Incorporation.

         9.    REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed only for cause by vote of the stockholders.







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         10.   RESIGNATION.

         A director may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         11.   COMPENSATION.

         The Board of Directors shall have the authority to fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

         12.   PRESUMPTION OF ASSENT.

         A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file such director's written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         13.   EXECUTIVE AND OTHER COMMITTEES.

         The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one or more directors. Each such committee shall serve at the pleasure of the Board.

         14.   NOTICE AND APPROVAL OF CERTAIN ACTIONS

         Notwithstanding any other provision of these By-laws: (a) in the event that any director proposes to bring before any regular or special meeting of the Board of Directors any proposal relating to any amendment of the Corporation's Certificate of Incorporation or these By-laws, or any change in the structure, composition (other than such director's resignation) or governance of the Board of Directors (any such action being referred to herein as a "Special Action"), such director must provide written notice thereof (including a reasonably detailed description of such proposal) to each member of the Board of Directors at least seven days prior to the date of the Board meeting at which the Special Action is to be proposed; and (b) the taking of any Special Action by the Board of Directors must be approved by a majority of all directors then serving.






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                              ARTICLE IV - OFFICERS

         1.    NUMBER.

         The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Board. The Board may also elect a Vice Chairman of the Board. The Chief Executive Officer may also hold the position of Chairman of the Board and/or President. Vice Presidents may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President or any similar designation. The Board may elect or appoint such other officers (including a Treasurer), assistant officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board. In connection with the election of any officer of the Corporation, the Board may determine that such officer, in addition to the title of the office to which such officer is elected, shall have a further title as the Board may designate, such as Chief Operating Officer, Chief Financial Officer or General Counsel, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these By-laws for such office. In addition, the Chief Executive Officer and/or the President may from time to time appoint such officers of operating divisions, and such contracting and attesting officers, of the Corporation as the Chief Executive Officer and/or President may deem proper, who shall have such authority, subject to the control of the Board, as the Chief Executive Officer and/or President may from time to time prescribe.

         2.    ELECTION AND TERM OF OFFICE.

         The officers of the Corporation to be elected by the Board shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. Each officer elected by the Board shall hold office until such officer's successor shall have been duly elected and shall have qualified or, if earlier, until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Each officer of the Corporation appointed by the President shall hold office for such period as the President may from time to time prescribe or, if earlier, until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

         3.    REMOVAL.

         Any officer elected or appointed by the Board, or any officer appointed by the President, may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed. Any officer appointed by the President may be removed by the President whenever in the President's judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed.







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         4.    VACANCIES.

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise of an officer elected or appointed by the Board may be filled by the Board for the unexpired portion of the term. A vacancy in any office because of death, resignation, removal, disqualification or otherwise of any officer appointed by the President may be filled by the President for the unexpired portion of the term.

         4A.   CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board or these By-laws. In the absence, death or inability or refusal to act of the Chief Executive Officer, the Chairman shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer.

         4B.   VICE CHAIRMAN OF THE BOARD.

         In the absence, death or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board or these By-laws. Notwithstanding any other provisions of these By-laws, the Vice Chairman of the Board, acting in any capacity, shall not have the power to call any special meeting of the Stockholders.

         4C.   CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall be responsible to the Board of Directors for the Corporation's strategic development and operational results and for the conduct of the Corporation's business and affairs in accordance with policies approved by the Board of Directors. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a Corporation. In the absence, death or inability or refusal to act of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer (i) shall preside at all meetings of stockholders, (ii) if a member of the Board, shall preside at all meetings of the Board and (iii) shall otherwise exercise all of the powers and discharge all of the duties of the Chairman of the Board. The Chief Executive Officer shall perform such other duties as the Board may prescribe.

         5.    PRESIDENT.

         The President shall be an executive officer of the Corporation. The President shall have equal authority with the Chief Executive Officer to sign and execute deeds, bonds, mortgages,







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contracts and other instruments of the Corporation. The President shall have all powers and shall perform all duties incident to the office of President, and shall have the general authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under the President's authority or under authority of an officer subordinate to the President. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer. In the absence, death or inability or refusal to act of the Chairman of the Board, the Vice Chairman and the Chief Executive Officer, the President (i) shall preside at meetings of stockholders, (ii) if a member of the Board, shall preside at meetings of the Board, (iii) shall otherwise exercise all the powers and discharge all of the duties of the Chairman of the Board (if a member of the Board) and of the Chief Executive Officer; and (iv) shall perform such other duties as the Board or the Chief Executive Officer shall prescribe.

         6.    VICE PRESIDENT.

         In the absence, death or inability or refusal to act of the President, one of the Vice Presidents designated by the Board or the Chief Executive Officer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board, the Chief Executive Officer or the President. If the Board gives any Vice President a distinctive designation, such as Executive Vice President, or an additional titled, the Board may also establish the reporting responsibility of such Vice President directly to the Chief Executive Officer.

         7.    SECRETARY.

         The Secretary shall keep the minutes of the stockholders' and of the Board's meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-laws or, as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chief Executive Officer.

         8.    TREASURER.

         If elected by the Board, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source, whatsoever, and deposit all such monies in the name of Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board or the Chief Executive Officer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board shall determine.





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         9.    SALARIES.

         The salaries of those officers elected or appointed by the Board shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         1.    CONTRACTS.

         The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The Chief Executive Officer and/or the President may authorize any contracting officer appointed by the Chief Executive Officer and/or the President pursuant to Section 1 of Article IV to enter into any contract in the ordinary course of business of the Corporation, or execute and deliver any instrument in connection therewith, in the name and on behalf of the Corporation.

         2.    LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

         3.    CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

         4.       DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         1.    CERTIFICATES FOR SHARES.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by any of the Chairman of the Board, Chief Executive Officer or the President, as authorized by the Board and the Secretary, or such other officers authorized by law and by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the






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Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

         2.    TRANSFERS OF SHARES.

         (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

         (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January in each year.

                            ARTICLE VIII - DIVIDENDS

         The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL

         The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                          ARTICLE X - WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these By-laws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

         Except as otherwise provided by law, the Board of Directors may adopt, alter, amend or repeal the By-laws of the Corporation, provided, however, that the stockholders, representing a majority of all the shares issued and outstanding at any annual stockholders' meeting or at any special stockholders' meeting, may repeal, alter or amend By-laws adopted by the Board of







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Directors and may adopt new By-laws; provided, further, however, that the size of the Board of Directors, as set forth in Section 2 of Article III, may only be amended by a vote of at least 80% of the members of the Board of Directors or by a vote of the stockholders, representing a majority of all of the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting.
















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